SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	Commission file number

April 16, 2003	1-5805

J.P. MORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	13-2624428

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

270 Park Avenue, New York, NY	10017

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Exhibit

12 (a)	Computation of Ratio of Earnings to Fixed Charges

12 (b)	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements

99.1	Press Release – 2003 First Quarter Earnings

Item 9. Regulation FD Disclosure (and Item 12. Disclosure of Results of Operations and Financial Condition)

On April 16, 2003, J.P. Morgan Chase & Co. (“JPMorgan Chase”) reported net income of $1.4 billion, or $0.69 per share, in the first quarter of 2003, compared with net income of $982 million, or $0.48 per share, in the first quarter of 2002, and a net loss of $387 million, or ($0.20) per share, in the fourth quarter of 2002.

A copy of the 2003 first quarter earnings press release is attached hereto as Exhibit 99.1.

That press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. These risks and uncertainties could cause our results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties are described in our 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (www.sec.gov), to which reference is hereby made.

The information included in this section is intended to be included under “Item 12. Disclosure of Results of Operations and Financial Condition” and is included under Item 9 in accordance with SEC Release No. 33-8216.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.P. MORGAN CHASE & CO.

(Registrant)

By: /s/ Joseph L. Sclafani

Joseph L. Sclafani

Executive Vice President and Controller
[Principal Accounting Officer]

Dated: April 16, 2003

EXHIBIT INDEX

Exhibit No.	Description	Page

12(a)	Computation of Ratio of Earnings to Fixed Charges	5

12(b)	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividend Requirements	6

99.1	Press Release – 2003 First Quarter Earnings	7

4